EXHIBIT 10.9

AMENDED AND RESTATED PATENT SECURITY AGREEMENT

THIS AMENDED AND RESTATED PATENT SECURITY AGREEMENT (this “Agreement”), dated as of October 25, 2013, by and between NEOMEDIA TECHNOLOGIES INC., a Delaware corporation with an address of 100 W Arapahoe Avenue, Suite 9, Boulder, Colorado 80302 (the “Grantor”) and YA Global Investments, L.P., a Cayman Islands exempt limited partnership with an address of 1012 Springfield Avenue, Mountainside, New Jersey 07092, for itself and as collateral agent for certain other lenders (in such capacity, the “Secured Party”).

RECITALS:

A.           Reference is made to that certain (i) Security Agreement dated as of July 29, 2008 by and between the Grantor and the Secured Party (as may be amended and supplemented from time to time, collectively, the “Security Agreement”) and (ii) Patent Security Agreement entered into and made effective as of July 29, 2008 (the “Patent Security Agreement”) by and between the Grantor and the Secured Party.

B.           It is a condition under Section 6.18 of the Security Agreement that the Grantor execute and deliver this Agreement to the Secured Party.

C.           The Grantor has determined that the execution, delivery and performance of this Agreement directly benefits, and is in the best interest, of the Grantor.

NOW THEREFORE, in consideration of the mutual covenants, agreements, warranties, and representations herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

AGREEMENT:

SECTION 1.          Definitions.

(a)          Generally. All references herein to the UCC shall mean the Uniform Commercial Code as in effect from time to time in the State of New Jersey; provided, however, that if a term is defined in Article 9 of the UCC differently than in another Article thereof, the term shall have the meaning set forth in Article 9; provided further that, if by reason of mandatory provisions of law, perfection, or the effect of perfection or non-perfection, of the security interest in any IP Collateral (as hereinafter defined) or the availability of any remedy hereunder is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New Jersey, “UCC” means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection or availability of such remedy, as the case may be.

(b)          Definition of Certain Terms Used Herein. Unless the context otherwise requires, all capitalized terms used but not defined in this Agreement shall have the meanings set forth in the Security Agreement. In addition, as used herein, the following terms shall have the following meanings:

“Copyrights” shall mean all copyrights, copyright applications and like protections in each work of authorship or derivative work thereof of the Grantor, whether registered or unregistered, whether published or unpublished and whether or not constituting a trade secret, including, without limitation, the United States copyright registrations listed on EXHIBIT A annexed hereto and made a part hereof, together with any goodwill of the business connected with, and symbolized by, any of the foregoing.

EXHIBIT 10.9

“Copyright Licenses” shall mean all agreements, whether written or oral, providing for the grant by or to the Grantor of any right under any Copyright, including, without limitation, the agreements listed on EXHIBIT A annexed hereto and made a part hereof.

“Copyright Office” shall mean the United States Copyright Office or any other federal governmental agency which may hereafter perform its functions.

“Event of Default” shall mean (i) an Event of Default under the Security Agreement; (ii) the occurrence of a default or breach under this Agreement; or (iii) the occurrence of a default or event of default under any of the Financing Documents.

“Financing Documents” shall have the meaning assigned to such term in the Ratification Agreement.

“IP Collateral” shall have the meaning assigned to such term in SECTION 2 of this Agreement.

“Licenses” shall mean, collectively, the Copyright Licenses, Patent Licenses, Trademark Licenses, and any other license providing for the grant by or to the Grantor of any right under any IP Collateral.

“Obligations” shall mean any and all debts, liabilities, obligations, covenants and duties owing by the Grantor to the Secured Party and/or to any entity (each such entity, a “Secured Party Assignee”) to whom the Secured Party has assigned any such debts, liabilities, obligations, covenants and duties, in each case, whether now existing or hereafter arising, of every nature, type, and description, whether liquidated, unliquidated, primary, secondary, secured, unsecured, direct, indirect, absolute, or contingent, and whether or not evidenced by a note, guaranty, or other instrument, and any amendments, extensions, renewals or increases thereof, including, without limitation, all those under the Transaction Documents and all other Financing Documents, and any other or related documents, and all reasonable costs and expenses incurred by the Secured Party in the enforcement of its rights and remedies in connection with any of the foregoing, including, but not limited to, reasonable attorneys’ fees and expenses, and all obligations of the Grantor to the Secured Party and/or to any Secured Party Assignee to perform acts or refrain from taking any action.

“Patents” shall mean all patents and applications for patents of the Grantor, and the inventions and improvements therein disclosed, and any and all divisions, revisions, reissues and continuations, continuations-in-part, extensions, and reexaminations of said patents including, without limitation, the United States patent registrations listed on EXHIBIT B annexed hereto and made a part hereof.

“Patent Licenses” shall mean all agreements, whether written or oral, providing for the grant by or to the Grantor of any right under any Patent, including, without limitation, the agreements listed on EXHIBIT B annexed hereto and made a part hereof.

“PTO” shall mean the United States Patent and Trademark Office or any other federal governmental agency which may hereafter perform its functions.

“Ratification Agreement” shall mean that certain Twentieth Ratification Agreement dated as of July 20, 2012 by and between the Grantor and the Secured Party.

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EXHIBIT 10.9

“Trademarks” shall mean all trademarks, trade names, corporate names, Grantor names, domain names, business names, fictitious business names, trade dress, trade styles, service marks, designs, logos and other source or business identifiers of the Grantor, whether registered or unregistered, including, without limitation, the United States trademark registrations listed on EXHIBIT C annexed hereto and made a part hereof, together with any goodwill of the business connected with, and symbolized by, any of the foregoing.

“Trademark Licenses” shall mean all agreements, whether written or oral, providing for the grant by or to the Grantor of any right under any Trademark, including, without limitation, the agreements listed on EXHIBIT C annexed hereto and made a part hereof.

SECTION 2.          Grant of Security Interest. In furtherance and as confirmation of the security interest granted by the Grantor to the Secured Party under the Security Agreement, and as further security for the payment or performance in full of the Obligations, the Grantor hereby grants to the Secured Party, for itself and as collateral agent for certain other lenders, a continuing security interest, with a power of sale (which power of sale shall be exercisable only following the occurrence and during the continuance of an Event of Default), in all of the present and future right, title and interest of the Grantor in and to the following property, and each item thereof, whether now owned or existing or hereafter acquired or arising, together with all products, proceeds, substitutions, and accessions of or to any of the following property (collectively, the “IP Collateral”):

(a)          All Copyrights and Copyright Licenses;

(b)          All Patents and Patent Licenses;

(c)          All Trademarks and Trademark Licenses;

(d)          All other Licenses;

(e)          All renewals of any of the foregoing;

(f)          All trade secrets, know-how and other proprietary information; works of authorship and other copyright works (including copyrights for computer programs), and all tangible and intangible property embodying the foregoing; inventions (whether or not patentable) and all improvements thereto; industrial design applications and registered industrial designs; books, records, writings, computer tapes or disks, flow diagrams, specification sheets, computer software, source codes, object codes, executable code, data, databases, and other physical manifestations, embodiments or incorporations of any of the foregoing, and any Licenses in any of the foregoing, and all other IP Collateral and proprietary rights;

(g)          All General Intangibles connected with the use of, or related to, any and all IP Collateral (including, without limitation, all goodwill of the Grantor and its business, products and services appurtenant to, associated with, or symbolized by, any and all IP Collateral and the use thereof);

(h)          All income, royalties, damages and payments now and hereafter due and/or payable under and with respect to any of the foregoing, including, without limitation, payments under all Licenses entered into in connection therewith and damages and payments for past or future infringements, misappropriations or dilutions thereof;

(i)          The right to sue for past, present and future infringements, misappropriations, and dilutions of any of the foregoing; and

(j)          All of the Grantor’s rights corresponding to any of the foregoing throughout the world.

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EXHIBIT 10.9

SECTION 3.          Protection of IP Collateral By Grantor. Except as set forth below in this SECTION 3, the Grantor shall undertake the following with respect to each of the items described in SECTION 2:

(a)          Pay all renewal fees and other fees and costs associated with maintaining the IP Collateral and with the processing and prosecution of the IP Collateral and take all other steps reasonably necessary to maintain each registration of the IP Collateral.

(b)          Take all actions reasonably necessary to prevent any of the IP Collateral from becoming forfeited, abandoned, dedicated to the public, invalidated or impaired in any way.

(c)          At the Grantor’s sole cost, expense, and risk, pursue the processing and prosecution of each application for registration which is the subject of the security interest created herein and not abandon or delay any such efforts.

(d)          At the Grantor’s sole cost, expense, and risk, take any and all action which the Grantor reasonably deem necessary or desirable under the circumstances to protect the IP Collateral from infringement, misappropriation or dilution, including, without limitation, the prosecution and defense of infringement actions.

SECTION 4.          Grantor’s Representations and Warranties. In addition to any representations and warranties contained in any of the other Transaction Documents, the Grantor represents and warrants that:

(a)          EXHIBIT A is a true, correct and complete list of all United States Copyright registrations owned by the Grantor and all Copyright Licenses to which the Grantor is a party as of the date hereof.

(b)          EXHIBIT B is a true, correct and complete list of all United States Patents owned by the Grantor and all Patent Licenses to which the Grantor is a party as of the date hereof.

(c)          EXHIBIT C is a true, correct and complete list of all United States Trademark registrations owned by the Grantor and all Trademark Licenses to which the Grantor is a party as of the date hereof.

(d)          Except as set forth in EXHIBITS A, B and C, none of the IP Collateral owned by the Grantor is the subject of any licensing or franchise agreement pursuant to which the Grantor is the licensor or franchisor as of the date hereof.

(e)          The Grantor shall not transfer or otherwise encumber any interest in the IP Collateral, except for non-exclusive licenses granted by the Grantor in the ordinary course of business, as set forth in this Agreement, or Permitted Liens.

(f)          The Grantor owns, or is licensed to use, all IP Collateral in connection with the conduct of its business. No claim has been asserted and is pending by any person challenging or questioning the use by the Grantor of any of its IP Collateral, or the validity or effectiveness of any of its IP Collateral. The Grantor considers that the use by the Grantor of the IP Collateral does not infringe the rights of any person in any material respect. No holding, decision or judgment has been rendered by any governmental authority which would limit, cancel or question the validity of, or a Grantor’s rights in, any IP Collateral in any material respect.

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EXHIBIT 10.9

(g)          Performance of this Agreement does not conflict with or result in a breach of any material agreement to which the Grantor is bound;

(h)          The Grantor shall give the Secured Party prompt written notice, with reasonable detail, following the occurrence of any of the following:

(i)          The Grantor’s obtaining rights to, or being issued a registration in or receiving an issuance of, any new IP Collateral, or otherwise acquiring ownership of any registered IP Collateral (other than the acquisition by the Grantor of the right to sell products containing the trademarks of others in the ordinary course of the Grantor’s business).

(ii)         The Grantor becoming entitled to the benefit of any registered IP Collateral whether as licensee or licensor (other than commercially available off the shelf computer programs, products or applications and the Grantor’s right to sell products containing the trademarks of others in the ordinary course of the Grantor’s business).

(iii)        The Grantor entering into any new Licenses with respect to the IP Collateral (other than commercially available off the shelf computer programs, products or applications and the Grantor’s right to sell products containing the trademarks of others in the ordinary course of the Grantor’s business).

(iv)        The Grantor’s knowing, or having reason to know, that any registration relating to any IP Collateral may, other than as provided in SECTION 3 above, become forfeited, abandoned or dedicated to the public, or of any adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the PTO, the Copyright Office or any court or tribunal) regarding the Grantor’s ownership of, or the validity or enforceability of, any IP Collateral or the Grantor’s right to register the same or to own and maintain the same.

SECTION 5.          Agreement Applies to Future IP Collateral.

(a)          The provisions of this Agreement shall automatically apply to any such additional property or rights described in SECTION 4(h) above, all of which shall be deemed to be and treated as “IP Collateral” within the meaning of this Agreement. Upon the acquisition by the Grantor of any additional IP Collateral, the Grantor shall promptly deliver to the Secured Party an updated EXHIBIT A, B, and/or C (as applicable) to this Agreement and hereby authorizes the Secured Party to file, at the Grantor’s expense, such updated Exhibit as set forth in SECTION 5(b).

(b)          The Grantor shall execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as the Secured Party may reasonably request to evidence the Secured Party’s security interest in any IP Collateral (including, without limitation, filings with the PTO, the Copyright Office or any similar office), and the Grantor hereby constitutes the Secured Party as its attorney-in-fact to execute and file all such writings for the foregoing purposes, all such acts of such attorney being hereby ratified and confirmed; provided, however, that the Secured Party’s taking of such action shall not be a condition to the creation or perfection of the security interest created hereby.

(c)          The Grantor authorizes and requests that the Copyright Office and the PTO record this Agreement, and any amendments thereto or copies thereof.

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EXHIBIT 10.9

SECTION 6.          Grantor’s Rights To Enforce IP Collateral. Prior to the occurrence of an Event of Default, the Grantor shall have the exclusive right to sue for past, present and future infringement of the IP Collateral, including the right to seek injunctions and/or money damages in an effort by the Grantor to protect the IP Collateral against encroachment by third parties, provided, however, that:

(a)          The Grantor provides the Secured Party with written notice of the Grantor’s institution of any legal proceedings for enforcement of any IP Collateral.

(b)          Any money damages awarded or received by the Grantor on account of such suit (or the threat of such suit) shall constitute IP Collateral.

(c)          Upon the occurrence and during the continuance of any Event of Default, the Secured Party, by notice to the Grantor, may terminate or limit the Grantor’s rights under this SECTION 6.

SECTION 7.          Secured Party’s Actions To Protect IP Collateral. In the event of:

(a)          The Grantor’s failure, within ten (10) business days of written notice from the Secured Party, to cure any failure by the Grantor to observe or perform any of the Grantor’s covenants, agreements or other obligations hereunder; and/or

(b)          the occurrence and continuance of any other Event of Default,

the Secured Party, acting in its own name or in that of the Grantor, may (but shall not be required to) act in the Grantor’s place and stead and/or in the Secured Party’s own right in connection therewith, including, without limitation, commencing and continuing litigation in connection with the IP Collateral.

SECTION 8.          Rights Upon Event of Default. Upon the occurrence and during the continuance of an Event of Default, unless such Event of Default has been cured, in addition to all other rights and remedies, the Secured Party may exercise all rights and remedies of a secured party under the UCC, with respect to the IP Collateral, in addition to which the Secured Party may sell, license, assign, transfer, or otherwise dispose of the IP Collateral, subject to those restrictions to which the Grantor is subject under applicable law and by contract. Any person may conclusively rely upon an affidavit of an officer of the Secured Party that an Event of Default has occurred and that the Secured Party is authorized to exercise such rights and remedies. In connection with such exercise of rights, the Secured Party shall have a non-exclusive, royalty-free license to use the IP Collateral, including, without limitation, the right to sublicense the IP Collateral and to receive the royalties therefrom.

SECTION 9.          Secured Party As Attorney-In-Fact.

(a)          The Grantor hereby irrevocably makes, constitutes and appoints the Secured Party (and all officers, employees or agents designated by the Secured Party) as and for the Grantor’s true and lawful agent and attorney-in-fact, effective following the occurrence and during the continuance of any Event of Default, unless such Event of Default has been cured, and in such capacity the Secured Party shall have the right, with power of substitution for the Grantor and in the Grantor’s names or otherwise, for the use and benefit of the Secured Party:

(i)          To supplement and amend from time to time EXHIBITS A, B and C of this Agreement to include any newly developed, applied for, registered, or acquired IP Collateral of the Grantor and any intent-to-use Trademark applications for which a statement of use or an amendment to allege use has been filed and accepted by the PTO.

(ii)         To exercise any of the rights and powers referenced herein.

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EXHIBIT 10.9

(iii)        To execute all such instruments, documents, and papers as the Secured Party reasonably determines to be necessary or desirable in connection with the exercise of such rights and remedies and to cause the sale, license, assignment, transfer, or other disposition of the IP Collateral, subject to those restrictions to which the Grantor is subject under applicable law and by contract.

(b)          The power of attorney granted herein, being coupled with an interest, shall be irrevocable until this Agreement is terminated in writing by a duly authorized officer of the Secured Party.

(c)          The Secured Party shall not be obligated to do any of the acts or to exercise any of the powers authorized by SECTION 9(a), but if the Secured Party elects to do any such act or to exercise any of such powers, it shall not be accountable for more than it actually receives as a result of such exercise of power.

SECTION 10.         Intent. This Agreement is being executed and delivered by the Grantor for the purpose of registering and confirming the grant of the security interest of the Secured Party in the IP Collateral with the PTO and the Copyright Office. It is intended that the security interest granted pursuant to this Agreement is granted as a supplement to, and not in limitation of, the security interest granted to the Secured Party under the Security Agreement. All provisions of the Security Agreement (including, without limitation, the rights, remedies, powers, privileges and discretions of the Secured Party thereunder) shall apply to the IP Collateral. In the event of a conflict between this Agreement and the Security Agreement, the terms of this Agreement shall control with respect to the IP Collateral and the terms of the Security Agreement shall control with respect to all other Pledged Property.

SECTION 11.         Further Assurances. The Grantor agrees, at its own expense, to execute, acknowledge, deliver and cause to be duly filed all such further documents, financing statements, agreements and instruments and take all such further actions as the Secured Party may from time to time reasonably request to better assure, preserve, protect and perfect the security interest in the IP Collateral granted pursuant to this Agreement and the rights and remedies created hereby or the validity or priority of such security interest, including the payment of any fees and taxes required in connection with the execution and delivery of this Agreement, the granting of the security interest and the filing of any financing statements or other documents in connection herewith or therewith.

SECTION 12.         Indemnity. The Grantor agrees to defend, indemnify and hold harmless the Secured Party and its officers, employees, and agents against: (a) all obligations, demands, claims, and liabilities claimed or asserted by any other party in connection with the transactions contemplated by this Agreement, and (b) all losses or expenses in any way suffered, incurred, or paid by the Secured Party as a result of or in any way arising out of, following or consequential to transactions between the Secured Party and the Grantor, whether under this Agreement or otherwise (including, without limitation, attorneys’ fees and expenses); provided that the foregoing indemnity shall not apply to losses, claims, damages, liabilities or related expenses to the extent that they have resulted from the unlawful or willful misconduct, or gross negligence, of the Secured Party.

SECTION 13.         Release of IP Collateral. Upon irrevocable payment and performance in full of all Obligations, the Secured Party shall, at the Grantor’s expense, execute and deliver to the Grantor all instruments and other documents as may be necessary or proper to release the lien on any security interest in the IP Collateral which has been granted hereunder.

SECTION 14.          Additional Grantors. Pursuant to Section 6.13 of the Security Agreement, any subsidiary of the Grantor that was not in existence or not a subsidiary on the date of the Security Agreement is required to become a party to this Agreement. Such subsidiary shall become a party hereunder, and grant security interests in its assets in favor of the Secured Party, with the same force and effect as if originally named herein. The rights and obligations of the Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new subsidiaries as a party to this Agreement.

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EXHIBIT 10.9

SECTION 15.          Notices. Unless otherwise provided herein, all demands, notices, consents, service of process, requests and other communications hereunder shall be in writing and shall be delivered to the addresses set forth in the first paragraph of this Agreement.

SECTION 16.          Binding Effect. All of the covenants and obligations contained herein shall be binding upon and shall inure to the benefit of the respective parties, their successors and assigns.

SECTION 17.          Governing Law; Venue. The validity, interpretation and performance of this Agreement shall be determined in accordance with the laws of the State of New Jersey without regard to the principles of conflict of laws. The parties further agree that any action between them shall be heard in Hudson County, New Jersey or Federal district courts located in Newark, New Jersey, and expressly consent to the jurisdiction and venue of the Superior Court of New Jersey, sitting in Hudson County and the United States District Court for the District of New Jersey sitting in Newark, New Jersey for the adjudication of any civil action asserted pursuant to this Paragraph, provided, however, that nothing herein shall prevent the Secured Party from enforcing its rights and remedies (including, without limitation, by filing a civil action) with respect to the IP Collateral and/or the Grantor in any other jurisdiction which the Secured Party deems necessary or appropriate in order to realize on the IP Collateral or to otherwise enforce the Secured Party’s rights against the Grantor or the IP Collateral.

SECTION 18.          JURY TRIAL. AS A MATERIAL INDUCEMENT FOR THE SECURED PARTY TO MAKE FINANCIAL ACCOMMODATIONS TO THE GRANTOR, THE GRANTOR HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN ANY LEGAL PROCEEDING RELATED IN ANY WAY TO THIS AGREEMENT AND/OR ANY AND ALL OF THE OTHER DOCUMENTS ASSOCIATED WITH THIS TRANSACTION.

SECTION 19.          Severability. If any provision of this Agreement is, for any reason, deemed to be invalid or unenforceable, the remaining provisions of this Agreement will nevertheless be valid and enforceable and will remain in full force and effect. Any provision of this Agreement that is held invalid or unenforceable by a court of competent jurisdiction will be deemed modified to the extent necessary to make it valid and enforceable and as so modified will remain in full force and effect.

SECTION 20.          Amendment and Waiver. This Agreement may be amended, or any provision of this Agreement may be waived, provided that any such amendment or waiver will be binding on a party hereto only if such amendment or waiver is set forth in a writing executed by the parties hereto. The waiver by any such party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other breach. The Secured Party’s failure to exercise any right, remedy or option under this Agreement or other agreement between the Secured Party and the Grantor or delay by the Secured Party in exercising the same will not operate as a waiver. No waiver by the Secured Party shall affect its right to require strict performance of this Agreement.

SECTION 21.         Liability of Grantor. The Grantor and any subsidiary that becomes a party hereto under SECTION 14 hereof are and shall be jointly and severally liable for any and all Obligations.

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EXHIBIT 10.9

SECTION 22.          Entire Agreement. This Agreement and the other documents or agreements delivered in connection herewith set forth the entire understanding of the parties with respect to the subject matter hereof, and shall not be modified or affected by any offer, proposal, statement or representation, oral or written, made by or for any party in connection with the negotiation of the terms hereof, and may be modified only by instruments signed by all of the parties hereto.

SECTION 23.         Counterparts. This Agreement may be executed and delivered by exchange of facsimile signatures of the Secured Party and the Grantor, and those signatures need not be affixed to the same copy. This Agreement may be executed in any number of counterparts.

SECTION 24.         Amended and Restated. This Agreement amends and restates in its entirety (and is given in substitution for but not in satisfaction of) the Patent Security Agreement. It is not the intention of the Grantor or the Secured Party to effectuate a novation of any obligations arising under the Patent Security Agreement.

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IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Patent Security Agreement as of the date first above written.

GRANTOR:

NEOMEDIA TECHNOLOGIES INC.,
a Delaware corporation

By:	/s/ Laura Marriott
Name:	Laura Marriott
Title:	CEO

IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Patent Security Agreement as of the date first above written.

SECURED PARTY:

YA GLOBAL INVESTMENTS, L.P.,
a Cayman Islands exempt limited partnership

By:	Yorkville Advisors, LLC,
its Investment Manager

	By:	/s/ Jerry Eicke
	Name:	Jerry Eicke
	Title:	Managing Member